Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ballard Power Systems Inc.:

We consent to the use in this Registration Statement on Form F-10 (the “Registration Statement”) of our reports, dated February 24, 2016, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Auditors” in the prospectus included as part of the Registration Statement.

/s/ KPMG LLP
Chartered Professional Accountants
June 2, 2016
Vancouver, British Columbia